                                                                      Exhibit 21


                              MAZEL STORES, INC.

                      MAZEL STORES, INC. SUBSIDIARY LIST


                                Percentage
        Subsidiary                Owned                 Incorporated     d/b/a/
        ----------              ----------              ------------     ------


Odd-Job Acquisition, Inc.         100%                     Delaware     Odd-Job